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                                                                Exhibit 23.2
[Coopers & Lybrand Logo]

                           Coopers & Lybrand L.L.P.
                         a professional services firm



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Greene County Bancshares, Inc. on Form S-8 of our report dated February 2, 1996, on our audits of the consolidated financial statements and financial statement schedules of Greene County Bancshares, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


                                     COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
July 3, 1996















   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand international, a limited liability association incorporated in Switzerland.